Exhibit 5.1

August 26, 2020

Nano Dimension Ltd.

2 Ilan Ramon

Ness Ziona

Israel 7403635

Re: Nano Dimension Ltd. Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Nano Dimension Ltd., a company  incorporated under the laws of the State of Israel (the “Company”), of 11,962,360 of its Ordinary Shares, par value NIS 5.00 per share (the “Registered Shares”), that are to be offered and may be issued under the Nano Dimension Ltd. Employee Stock Option Plan (2015) (the “2015 Plan”), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Act.

We have acted as Israeli counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation of the Company as presently in effect, minute books and corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

We express no opinion herein as to as to the laws of any jurisdiction other than the State of Israel.

Based on and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the terms of the 2015 Plan and the options or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester Israel (Har-Even & Co.)
Sullivan & Worcester Israel (Har-Even & Co.)